Exhibit 99.3

OZSC: Ozop Energy Systems Announces New Director of Operations

WARWICK, N.Y., February 8, 2021 (GLOBE NEWSWIRE) — Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), is pleased to announce the hiring of Mr. Ezra Green as the new Director of Operations for its subsidiary Ozop Energy Systems, Inc.

Ezra Green, 60, began his career as a computer programmer for a fortune 500 company in 1977. After several years of developing software structure, Mr. Green moved on to the world of high-end restoration & Development construction and was listed in the prestigious Franklin Report as one of the top 100 contractors in NYC and vicinity.

At the end of the 90’s Mr. Green expanded his company into the energy market, developing some of the most complex solar energy systems of the time. After developing these projects in California for several years, Mr. Green expanded operations to the east coast and eventually internationally to Larisa, Greece and Uttar Pradesh, India where he entered into an agreement with members of Parliament.

Mr. Green has been the Chairman, CEO of several public technology companies and has been invited to sit on the boards of several emerging energy-tech related international organizations.

Mr. Green has developed next-gen technologies and closed hundreds of millions of dollars in contracts and has a strong reputation for new product and new market development. Mr. Green, as a member of the board, closed a $400 million contract for a Swiss wind development company.

Mr. Green has been a repeat guest of the Fox Business channel, The Wall Street Journal, and multiple other media outlets. Mr. Green has several patents in wireless data communication for solar energy, autonomous guidance systems, energy sensors and charging systems.

“I look forward to cultivating the opportunities with Ozop Energy which will couple seamlessly with the expansion into other many unforeseen and untouched opportunities in renewable energy”. Said Mr. Green Continuing “Ozop Energy Systems is poised for growth with the ability and foresight to recognize new markets in renewables”.

“With the addition of Ezra Green to the Ozop Energy team, we take another big step towards developing Ozop Energy Systems into a global leader of supply chain solutions within the renewable energy market.” stated Brian P Conway, Chief Executive Officer of OZSC. “With the coming growth surge in renewable energy, we expect to capture a substantial share of these emerging and maturing sectors.”

For more information on PCTI please follow on the link, www.pcti.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

The Waypoint Refinery (discord.com)

About Ozop Energy Solutions, Inc.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

###

Investor Relations Contact

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com